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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 18, 2003


             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

                  001-06249                             34-6513657
          (Commission File Number)        (I.R.S. Employer Identification No.)

                                 125 Park Avenue
                               New York, NY 10017
          (Address of principal executive offices, including ZIP code)

                                 (212) 949-1373
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS


         The registrant issued a press release in which it indicated that it has reconfirmed to Gotham Partners, L.P. ("Gotham Partners") that it has not been pursuing, and has no present intention of pursuing, an alternative transaction to the proposed merger transaction between the registrant and Gotham Golf Corp.


         The press release further reported that the registrant has not requested permission from Gotham Partners to explore alternatives with any person who has made an unsolicited proposal for the registrant. The statement to that effect in a letter, dated March 12, 2003, from Gotham Partners to the registrant and filed as an exhibit to an amendment to Gotham Partners' 13D filing, is incorrect.


         The proposed merger transaction between the registrant and Gotham Golf Corp. currently is enjoined by an order of the New York State Supreme Court for New York County that has been appealed by both the registrant and Gotham Partners. Oral argument with respect to the appeal was held before a judicial panel of the Appellate Division - First Department of the New York State Supreme Court on March 11, 2003. There is no specific timetable for the appellate court to render its decision.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

     99.1 Press Release, dated March 18, 2003, issued by First Union Real Estate Equity and Mortgage Investments.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 24, 2003


                                    FIRST UNION REAL ESTATE EQUITY AND
                                    MORTGAGE INVESTMENTS



                                    By: /s/ NEIL H. KOENIG
                                        -----------------------------------
                                    Name:  Neil H. Koenig
                                    Title:  Interim Chief Financial Officer


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                                  EXHIBIT LIST

    Exhibit
       No.                          Description
   ---------                        -----------

     99.1 Press Release, dated March 18, 2003, issued by First Union Real Estate Equity and Mortgage Investments.